                                                                   EXHIBIT 23.18

                               CONSENT OF COUNSEL

     We hereby consent to all references to our firm under the captions "Tax Consequences" and "Lawyers; Accounts" in this Amendment No. 6 to the Registration Statement on Form S-1 (Reg. No. 333-126172), as filed with the United States Securities and Exchange Commission on or about January 17, 2007, and the related Prospectus of Man-AHL 130, LLC.


/s/ Sidley Austin LLP
January 17, 2007